                                                                 Exhibit (g)(12)

                                AMENDMENT NO. II

                     To the Automatic Reinsurance Agreement

                                   Between the

                           IDS LIFE INSURANCE COMPANY

                                     And the

                          [name of reinsurance company]

Except as hereinafter specified, all the terms and conditions of the Automatic Reinsurance Agreement effective the 1st day of October, 1985, amendments and addenda attached thereto, shall apply, and this Amendment is to be attached to and made a part of the aforesaid Agreement.

It is mutually agreed that effective the 17th day of June, 1987, EXHIBIT B, Reinsurance Premiums, will be expanded as attached to provide reinsurance terms for the Variable Universal Life plan of insurance.

IN WITNESS WHEREOF, the Company and the [name of reinsurance company] have caused their names to be subscribed and duly attested hereunder by their respective Authorized officers.

                              IDS LIFE INSURANCE. COMPANY

                              By Gerald D. Johnson        V.P underwriting
                                -----------------------   Title
                                 Authorized Officer
Attest:

By     [ILLEGIBLE]            EVP - Operations
  -------------------------
       Authorized Officer     Title
Date: 7-21-87
                              [name of reinsurance company]


                              By  [signature]               [title]
                                  Authorized Officer        Title
Attest:
By  [signature]                  [title]
    Authorized Officer           Title

Date: July 27, 1987

                              REINSURANCE PREMIUMS

I.    Plan and Rider: Variable Universal Life
                      Other Insured Rider

II. Monthly Standard Reinsurance Risk Premiums: Reinsurance on the above plan of insurance and rider ceded on a bordereau basis shall employ monthly reinsurance premiums equal to the greater of:

            a)    the monthly cost of insurance  rates  attached to this Exhibit
                  B, or

            b) the monthly cost of insurance rates actually charged the insured,

      less the following percentage reductions:

                                              Policy Year
                                              -----------
                                   1              2-10          ll+
                                  ---             ----          ---
               Nonsmoker      [percentage]   [percentage]   [percentage]
               Smoker         [percentage]   [percentage]   [percentage]

III. Multiple Table Substandard Reinsurance Risk Premiums: The percentage premium reductions specified in Section II, above shall apply to multiple table substandard premiums.

IV. Annual Premiums: Reinsurance on the above plan of insurance and rider ceded on an individual cession basis shall employ annual reinsurance premiums as attached to this Exhibit B less the percentage reductions specified in Section II, above.

V.    Flat Extra Substandard Reinsurance Premiums:

            a) Permanent Flat Extra Premiums are ones assessed for more than 5 years. [name of reinsurance company] should receive its proportionate share of any such premiums less the percentage premium reductions specified in Section II, above.

            b) Temporary Flat Extra Premiums are ones assessed for 5 years or less. [name of reinsurance company] should receive its proportionate share of any such premiums less a [percentage] reduction in all policy years.

VI. Premiums For Disability Waiver Benefit: [name of reinsurance company] shall receive its proportionate share of disability premiums less the percentage reductions specified in Section II., above.

                                    EXHIBIT B

VII.  Reinsurance Premiums For Policies Converted To The Variable Universal Life
      Plan: Any reinsurance in force with the [name of reinsurance company] on policies converted to or reissued on the Variable Universal Life Plan shall be continued with the [name of reinsurance company]. The reinsured risk amount shall be determined as described in Article V following the conversion or reissue. The applicable reinsurance premiums will be determined as described in this Exhibit B, with age and duration measured from the date of issue of the original policy.

VIII. Recapture: Reinsurance ceded on these rates shall not be eligible for recapture before the tenth policy anniversary.


                              EXHIBIT B (Continued)

                           IDS LIFE INSURANCE COMPANY
                             Variable Universal Life
                               Other Insured Rider

                     Monthly                                                     Annuals
        current      current     current      current               current      current     current      current
         M   NS      M     S     FE   NS     FE     5                M   NS       M    S     FE   NS      FE    S
        VUL  COI    VUL   COI    VUL  COI    VUL   COI              VUL  COI     VUL  COI    VUL  COI     VUL  COI
 Age     rates        rates       rates        rates       age       rates        rates       rates        rates
    0
    1
    2
    3
    4
    5
    6
    7
    8
    9
   10
   11
   12
   13
   14
   15
   16
   17
   18
   19
   20
   21
   22
   23
   24
   23
   26
   27
   28
   29
   30
   31
   32
   33
   34
   35
   36
   37
   38
   39
   40
   41
   42
   43
   44
   45
   46

                           IDS LIFE INSURANCE COMPANY

                       Monthly                                                     Annual
           current     current     current     current                current     current     current     current
            M   NS      M    S     FE   NS     FE    S                 M   NS      M    S     FE   NS     FE    S
           VUL  COI    VUL  COI    VUL  COI    VUL  COI               VUL  COI    VUL  COI    VUL  COI    VUL  COI
   age      rates       rates       rates       rates       age        rates       rites       rates       rates
   47
   48
   49
   50
   51
   52
   53
   54
   55
   56
   57
   58
   59
   60
   61
   62
   63
   64
   65
   66
   67
   68
   69
   70
   71
   72
   73
   74
   75
   76
   77
   78
   79
   80
   81
   82
   83
   84
   85
   86
   87
   88
   89
   90
   91
   92
   93
   94
   95
   96
   97
   98
   99